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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Alamosa PCS Holdings, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 5, 1999, except as to Note 11 which is as of December 31, 1999, relating to the financial statements of Alamosa PCS LLC (predecessor to Alamosa PCS Holdings, Inc.), which appears in the Registration Statement on Form S-1 (No. 333-89995) of Alamosa PCS Holdings, Inc. filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
February 23, 2000